Exhibit 10.1
THIRD OMNIBUS AMENDMENT

THIS AGREEMENT is effective as of the 25th day of July, 2012, by and among ENERGY SERVICES OF AMERICA CORPORATION, a Delaware corporation, party of the first part, hereinafter called “Borrower,” and UNITED BANK, INC., a West Virginia banking corporation, party of the second part, hereinafter called “Lender” and C. J. HUGHES CONSTRUCTION COMPANY, INC., a West Virginia corporation, CONTRACTORS RENTAL CORPORATION, a West Virginia corporation, NITRO ELECTRIC COMPANY, INC. , a West Virginia corporation, and S T PIPELINE, INC. , a West Virginia corporation, parties of the third part, hereinafter called “Guarantors.”

WHEREAS, Lender has extended two credit facilities in favor of Borrower, the first, an Eighteen Million Dollar ($18,000,000) revolving line of credit, (“RLOC”) all of which is set forth in a Loan Agreement dated July 27, 2011 (“RLOC Loan Agreement”) and evidenced by a note also dated July 27, 2011 (“RLOC Note”), and the second, an Eleven Million Three Hundred Thousand Dollar ($11,300,000) term loan (“Term Loan”), all of which is set forth in a Loan Agreement dated July 27, 2011 (“Term Loan Agreement”) and evidenced by a note also dated July 27, 2011 (“Term Note”) as amended by Agreement dated January 31, 2012.

WHEREAS, Guarantors executed Guaranty Agreements and Guarantors and Borrower executed Security Agreements, all dated July 27, 2011 (“Collateral Documents”) in favor of Lender to secure the repayment of the RLOC Note and Term Note.

WHEREAS, Borrower and Guarantors have requested Lender to amend the RLOC Loan Agreement and the Term Loan Agreement to waive compliance of the Debt to Tangible Net Worth Ratio Covenant and the Current Ratio Covenant until October 25, 2012, and Lender has agreed to do so.

WHEREAS, the RLOC matures on July 25, 2012 and Borrower and Guarantors have requested Lender to extend the Maturity Date until October 25, 2012 which the Lender has agreed to do upon the terms and conditions set forth herein.

WHEREAS, the parties desire to set forth their understanding by this writing.

NOW, THEREFORE, WITNESSETH, that for and in consideration of One Dollar ($1.00) cash in hand paid, the premises which are not mere recitations but which form an integral part of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Amendment. The RLOC Loan Agreement and the Term Loan Agreement are hereby amended, where applicable, in the following manner:

(a) Temporary Waiver of Covenant. Lender hereby waives Borrower’s compliance with the Debt to Tangible Net Worth Ratio Covenant and the Current Ratio Covenant until October 25, 2012.

(b) Maturity Date. The Maturity Date of the RLOC is extended to October 25, 2012.

2. Additional terms for extension.

In consideration of the extension of the RLOC Maturity Date, Borrower and Guarantors covenant as follows:

a) On or before October 25, 2012 Borrower will deliver to Lender an executed “Letter of Intent” in form and substance and from a company or individual acceptable to Lender wherein the Borrower will obtain either (1) additional capital investment, (2) alternative debt sources, or (3) take any action which would enable Borrower to repay in its entirety all indebtedness owed to Lender.

b) Lender shall have the right to engage at Borrower’s expense a consultant acceptable to Lender, to evaluate and advise Lender regarding the operations of the Borrower and Guarantors, and Borrower and Guarantors further agree to provide such information and access to the consultant on a timely basis as the consultant may request.

c) Borrower and Guarantors shall simultaneously with the execution of this Amendment enter into a Lockbox Agreement with Lender.

d) President of Borrower and Guarantors agrees to meet weekly with Representatives of Lender on a day agreeable to both Borrower and Lender to discuss and provide such information to Lender as Lender may request and Borrower shall provide to Lender a summary “Dashboard” report. This report will display receivables billed, payments expected, cash expenditures expected to be paid, accounts receivable and payable aging by company including but not limited to accounts receivables and payables over ninety days, and certification that all employment and business taxes are paid. This report will also include a brief summary of the majority, 85% of outstanding jobs by dollar, of the contracts outstanding by company, which will include: Job number, Description, Bonded or not, Type of contract, Contract value, Cost to Date, Cost at Completion, Percent of Completion, Forecasted Profit/Loss, Amount Billed, Accounts Receivable, Retention on Contract, Expected Completion Date, Expected Retention Release Date.

e) On or before August 10, 2012, Borrower and Guarantors shall provide to Lender a list setting forth all projects together with a status of these projects including but not limited to the total amount of the contract, the work performed to date, the amount of work remaining to completion, the status of the payments and any potential claims or offsets. Borrower shall further identify which of the projects are bonded. Borrower and Guarantor shall update this information at the third weekly meeting of each month.

f) Within ten days at the end of each calendar month Borrower and Guarantors shall provide to Lender a complete listing of their Accounts Receivable and Accounts Payable in such form as Lender may require.

g) Borrower shall provide to Lender on or before August 10, 2012 a list of all locations where its equipment may be found.

h) Borrower shall provide to Lender on or before August 10, 2012 a list of all equipment pledged to other lenders and the status of those payments, repayment terms and remaining balances.

i) On or before October 1, 2012, Borrower will present to Lender a detailed Plan in such form and detail as Lender may require, in the event Borrower is unable to attract additional investors, a purchaser or alternative funding sources.

3. Consent and Reaffirmation. Borrower and Guarantors consent to this Amendment and acknowledge and reaffirm their obligations under the Loan Documents to guarantee and secure the repayment of the RLOC Note, the Term Note and the obligations arising under the Letter of Credit. Borrower and Guarantors further acknowledge that Lender is under no obligation to extend the Maturity Date of the RLOC past October 25, 2012.

4. Other Terms and Conditions. All other terms and conditions of the Loan Agreement, Collateral Documents and related Loan Documents, shall remain in full force and effect except as further amended by this Agreement.

5. Effective Date. The effective date of this Agreement is July 25, 2012.

Executed this 9th day of August, 2012.

BORROWER:

Energy Services of America Corporation
a Delaware corporation

By	/s/ Edsel R. Burns

	Its	President

LENDER:

United Bank, Inc.
a West Virginia banking corporation

By	/s/ Linda J. Pleasants

	Its	Vice President

GUARANTORS:

C. J. Hughes Construction Company, Inc.
a West Virginia corporation

By	/s/ Edsel R. Burns

	Its	Chairman

Contractors Rental Corporation
a West Virginia corporation

By	/s/ Edsel R. Burns

	Its	Chairman

Nitro Electric Company, Inc.
a West Virginia corporation

By	/s/ Edsel R. Burns

	Its	Chairman

S T Pipeline, Inc.
a West Virginia corporation

By	/s/ Edsel R. Burns

	Its	Chairman